Exhibit 2.1

CAYMAN ISLANDS SEAL CORPORATE C A S I P h a rma c e u t i c a ls, I n c . AUTHORIZED SIGNATURE TRANSFER AGENT AND REGISTRAR EQUINITI TRUST COMPANY, LLC By: COUNTERSIGNED AND REGISTERED: SECRETARY CHIEF EXECUTIVE OFFICER (hereinafter the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: CASI Pharmaceuticals, Inc. FULLY PAID AND NONASSESSABLE ORDINARY SHARES, PAR VALUE $0.001, PER SHARE, OF IS THE OWNER OF THIS CERTIFIES THAT CUSIP G1933S 10 1 SEE REVERSE FOR INCORPORATED UNDER THE LAWS CERTAIN DEFINITIONS OF THE CAYMAN ISLANDS 1251 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF COLORS SELECTED FOR PRINTING: INTAGLIO PRINTS IN SC-7 DARK BLUE. 711 ARMSTRONG LANE COLUMBIA, TN 38401 (931) 388-3003 REV. 2 OPERATOR: DKS WO - 23010206 FACE PROOF OF: NOVEMBER 3, 2023 CASI PHARMACEUTICALS, INC. PRODUCTION COORDINATOR: NICKY DECKARD 931-305-2907

CASI Pharmaceuticals, Inc.

The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM ― as tenants in common	UNIF GIFT MIN ACT ―		Custodian
TEN ENT ― as tenants by the entireties		(Cust)		(Minor)
JT TEN ― as joint tenants with right of		under Uniform Gifts to Minors
survivorship and not as tenants in		Act__________________________
common		(State)

Additional abbreviations may also be used though not in the above list.

For value received, the undersigned hereby sells ,assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

__________________________________________________________________________________________ shares of the capital stock represented by the within Certificate ,and do hereby irrevocably constitute and appoint

_________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

711 ARMSTRONG LANE	PROOF OF: OCTOBER 12, 2023
COLUMBIA, TN 38401	CASI PHARMACEUTICALS, INC.
(931) 388-3003	WO - 23010206 BACK	OPERATOR: DKS
PRODUCTION COORDINATOR: NICKY DECKARD 931-305-2907	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS☐ OK WITH CHANGES☐ MAKE CHANGES AND SEND ANOTHER PROOF